UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2024

Capitalworks Emerging Markets Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41108	98-1598114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202) 320-4822

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	CMCAU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	CMCA	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	CMCAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

The information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02  Termination of a Material Definitive Agreement.

As previously disclosed by Capitalworks Emerging Markets Acquisition Corp, a Cayman Islands exempted company (“CEMAC”), in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 7, 2023, CEMAC entered into a business combination agreement on March 1, 2023 (as amended, the “Business Combination Agreement”) with Lexasure Financial Group Limited, a Cayman Islands exempted company limited by shares (“Lexasure”), Lexasure Financial Holdings Corp., a Cayman Islands exempted company limited by shares (“Pubco”), CEMAC Merger Sub Inc., a Cayman Islands exempted company limited by shares and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), Lexasure Merger Sub Inc., a Cayman Islands exempted company limited by shares and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), CEMAC Sponsor LP, a Cayman Islands exempted limited partnership, in the capacity as the SPAC Representative thereunder (the “SPAC Representative”), and Ian Lim Teck Soon, an individual, in the capacity as the Seller Represenattive thereunder (the “Seller Representative” and, collectively with CEMAC, Lexasure, Pubco, SPAC Merger Sub, Company Merger Sub, and SPAC Representative, the “Parties”), for a proposed business combination between CEMAC and Lexasure. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Business Combination Agreement.

On March 22, 2024, pursuant to Section 8.1(a) of the Business Combination Agreement, the Parties entered into a Termination and Release Agreement (the “Termination Agreement”) pursuant to which they agreed to terminate the Business Combination Agreement and the transactions contemplated thereby. The Termination Agreement also terminates and makes void the Ancillary Documents, including without limitation each Voting Agreement, each Lock-Up Agreement, each Non-Competition Agreement and the Sponsor Letter Agreement, and certain related letter agreements entered into after the Business Combination Agreement between CEMAC and Lexasure. The Termination Agreement also provides for a mutual release of claims among the Parties and their affiliates. As a result of the Termination Agreement, the Business Combination Agreement is of no further force and effect.

The foregoing descriptions of the Business Combination Agreement, the Ancillary Documents and the Termination Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of, respectively, (i) the Business Combination Agreement, a copy of which was previously filed as Exhibit 2.1 to CEMAC’s Current Report on Form 8-K filed with the SEC on March 7, 2023, (ii) the Ancillary Documents, copies of which were previously included as Exhibits 10.1, 10.2, 10.3 and 10.4 to CEMAC’s Current Report on Form 8-K filed with the SEC on March 7, 2023, and (iii) the full text of the Termination Agreement, which is attached hereto as Exhibit 10.1, each of which is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Termination Agreement, dated as of March 22, 2024, by and among Capitalworks Emerging Markets Acquisition Corp, Lexasure Financial Group Limited, Lexasure Financial Holdings Corp., CEMAC Merger Sub Inc., Lexasure Merger Sub Inc., CEMAC Sponsor LP in the capacity as the SPAC Representative thereunder, and Ian Lim Teck Soon in the capacity as the Seller Representative thereunder.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capitalworks Emerging Markets Acquisition Corp

Date: March 22, 2024	By:	/s/ Roberta Brzezinski
		Name:	Roberta Brzezinski
		Title:	Chief Executive Officer